UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2008

ACTIGA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52323
(Commission File Number)

39-2059213
(IRS Employer Identification No.)

871 Marlborough Avenue, Suite 100, Riverside CA 92507
(Address of principal executive offices and Zip Code)

951-786-9474
Registrant’s telephone number, including area code

Puppy Zone Enterprises, Inc.
200-8275 S. Eastern Ave, Las Vegas, NV 89123-259
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop brand recognition with resellers and consumers, develop our current and future products, increase sales and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on page 11 of this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, the “Company” and “Actiga” refer to Actiga Corporation and its Subsidiaries.

Item 1.01	Entry Into a Material Definitive Agreement

The disclosure under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement

The disclosure under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 7, 2008 Actiga Corporation (“we”, “us”, “our” or “Actiga”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among QMotions, Inc., a private California C Corporation (“QMotions”), the stockholders of QMotions (the “QMotions Stockholders”) and QMotions Acquisition Corp., a wholly owned subsidiary of Actiga (“QMAC”) formed for the purpose of completing the merger of QMotions and QMAC (the “Merger”). Under the terms of the Merger Agreement we agreed to acquire, through our wholly owned subsidiary QMAC, all of the outstanding shares of QMotions thereby merging QMotions into QMAC and resulting in “QMotions, Inc,” being a direct, wholly-owned subsidiary of Actiga. Upon the reverse subsidiary merger of QMAC with and into QMotions, we agreed to issue to the shareholders of QMotions an aggregate of 25,230,000 shares of the common stock of Actiga. A certificate of merger respecting the merger of QMotions and QMAC was filed with the state of California.

Closing of the Merger Agreement occurred on January 14, 2008 (the “Closing Date”) and was subject to, among other things, the following terms and conditions:

(a)	Actiga and QMotions entering into an Assignment of Debt Agreement for the assignment to Actiga of the obligation to repay a convertible loan to QMotions in the amount of $500,000.

(b)	QMotions causing its debt of $1,748,376.30 to be converted into 56.794 QMotions shares prior to closing.

(c)

Concurrent with closing, Actiga completing a private placement for gross proceeds of $2.5 million at a price of $1.25 per unit with each unit consisting of one common share and one share purchase warrant exercisable at a price of $1.50 per share for a period of two years from the closing date.

(d)	The satisfactory completion of due diligence investigations by both parties.

(e)	Delivery of all financials of QMotions required pursuant to applicable securities laws.

(f)	Approval of an incentive stock option plan for the issuance of up to 6,000,000 shares of Actiga common stock.

(h)	Actiga effecting the cancellation of 53,000,000 of its issued and outstanding shares held by its principal shareholder Steve Bajic.

(g)	The grant of options to acquire up to an aggregate of 3,770,000 shares of Actiga common stock to each of the following employees of QMotions: Dale Hutchins, David Addington and Xuejun Tan

(h)	Actiga entering into an assignment agreement pursuant to which it assumed all contractual obligations of QMotions with respect to the employment agreements of Dale Hutchins and Amro Albanna.

(i)	Actiga appointing Amro Albanna as chief executive officer and Dale Hutchins as president of Actiga at closing.

(j)	Actiga appointing Amro Albanna, Dale Hutchins and Randolph Geissler to the board of Actiga subject to the effectiveness of a Schedule 14-F effecting the change in control of the board.

Following completion of all of the above conditions on the Closing Date: (i) QMotions was merged into QMAC with QMotions being the sole surviving entity under the name “QMotions, Inc.” and Actiga being the sole shareholder of QMotions; and (ii) the QMotions Stockholders received an aggregate of 25,230,000 shares of Actiga’s common stock representing 54.6% of the issued and outstanding shares of the Company. Also in connection with the Merger Agreement, the Company changed its name from “Puppy Zone Enterprises, Inc.” to “Actiga Corporation” effective January 7, 2008 through a merger with its wholly owned subsidiary formed for the purpose of effecting the name change.

Pursuant to the terms of the Merger Agreement, each of Steve Bajic, the sole director and officer of Actiga, the Optionholders, and the Shareholders of QMotions which are to receive securities of Actiga in connection with the merger agreed to use their best efforts for a one year period following closing of the transaction (the “Lock-Up Period”), not to directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Actiga shares acquired or acquirable by them pursuant to the Merger Agreement. Actiga and QMotions further agreed during the Lock-Up Period that Actiga will register the Actiga shares acquired or acquirable by the QMotions securityholders and Steve Bajic under the Merger Agreement. Under the agreement, Amro Albanna may sell up to 25% of his shares in a private transaction during the Lock-up Period.

Prior to entering into the Merger Agreement, on January 7, 2008 we terminated the Share Exchange Agreement between the parties dated December 24, 2007. The Merger Agreement supercedes and replaces all prior agreements between the parties. We did not incur any early termination penalties in connection with the termination. Also in connection with the closing of the acquisition of QMotions, we completed a private placement of 2,000,000 units at a price of $1.25 per unit pursuant to Regulation S of the Securities Act of 1933. See “Form 10-SB Information –Management Discussion And Analysis Or Plan Of Operation”, below.

Following the completion of the acquisition of QMotions, we are now engaged in the business of the development, manufacture, distribution, marketing and sale of motion-based controllers for video games and online video games. See “Description of Business”, below.

The summary of the foregoing is qualified in its entirety by reference to the Agreement and Plan of Merger,Debt Assignment Agreement, Actiga 2008 Stock Option Plan, Assignment Agreement and Employment Agreements of Dale Hutchins and Amro Albanna , which are included as exhibits to this Current Report.

FORM 10-SB INFORMATION

DESCRIPTION OF BUSINESS

Actiga Corporation

We were incorporated in the State of Nevada on April 27, 2005 under the name “Puppy Zone Enterprises, Inc.”. Prior to the acquisition of QMotions our business focus was the development of a franchise system to offer high quality, integrated and consistent dog day care services under the brand name “The Puppy Zone”. Prior to the acquisition of QMotions, we were a public shell with nominal assets. Following the acquisition of QMotions we intend to terminate our dog day care services and adopt the business of QMotions consisting of the development, manufacture, distribution, marketing and sale of motion-based controllers for video games and online video games.

Qmotions, Inc.

Prior to the merger with QMAC, QMotions, Inc. was a private C Corporation incorporated pursuant to the laws of the State of California on January 1, 2003 under the name “Comersa Corp.” On June 4, 2003, it changed its name to “QMotions, Inc.” Since June 4, 2003, its business objective has been the development, manufacture, distribution, marketing and sale of motion-based controllers for video games and the in-house development of online video games. Qmotions develops active game controllers for the PC, Microsoft Xbox, Sony PlayStation consoles, and online game community making video games more appealing to gamers and non-gamers alike.

Description of Products

Currently, QMotions has three products on the market:

1.

QMotions™ Golf - QMotions-Golf is a full motion game controller that can replace the player’s keyboard, game controller or mouse on most pre-existing golf video games with a device that measures the player’s swing using a real golf club and translates it into the video game. This allows the player to play the video game while using a real golf club as his game controller.

2.

QMotions-Xboard™ - QMotions-Xboard is a full motion game controller, on which the player stands, that translates body movement and converts it to signals that control snowboarding and skateboarding games. The QMotions-Xboard plugs into a player’s existing game console.

3.

QMotions-Active Exercise™. QMotions-Active Exercise is a full motion game controller that connects the player’s stationary exercise bicycle to video racing games and allows the player to control the racing object or person in the game through pedalling the bicycle.

The QMotions product line is intended to offer an arcade-like experience to video gamers, affordable indoor simulation capabilities to sports enthusiasts and incorporates entertainment into working-out for fitness fans. The next generation controllers and the dedicated avatar-based online game community that offers social networking features are currently in development. In the next 12 months, we plan to increase marketing, distribution and sales for these three products and to develop other potential products. We intend on expanding our product lines by creating additional products, upgrading existing products to support new video games platforms such as Xbox 360, Sony PlayStation III and online platforms and by launching online video games.

Distribution Methods and Marketing Strategy

QMotions relies on multiple sales channels including:

1.	Selling directly to consumers via online sales and television infomercials.
2.	Developing strategic alliances with other businesses with mutual business interest (OEM)
3.	Launching products into retail by selling directly to retailers and distributors with relationships with QMotions target retailers.

QMotions’ overall strategy is to develop and market a full line of active game technology products that support existing PC/game console platforms, support leading video sports game products and empower players to use their own sports equipment. All QMotions Full Motion Game Controllers are intended to be competitively priced for the consumer market and will power 3D downloadable games. QMotions intends to leverage its intellectual properties, using core technologies that can be used to develop specific applications for almost all current video games that do not require source code interfaces, to design products that have defensible technologies and short time-to-market development cycles. In addition, Qmotions intends to create a dedicated online game community that is avatar-based and that offers social networking features to target monthly internet gamers worldwide.

Qmotions' initial marketing efforts are focused on four areas:

(a)	Clearly defining the company/product message to create reseller and end user awareness and demand for the company's product lines.

(b)

Developing a product strategy that appeals to both major retailers and consumers, including: (i) delivery of a complete product line of Full Motion Game Controllers that commands prominent retail shelf space; (ii) create attractive, eye catching retail packaging; and (iii) achieve consumer price points (comparably priced to other video game accessories-both competitive & non-related game accessory products).

(c)	Establishing the "QMotions" brand as a pioneer and leader in the category.

(d)	Creating an active experience for casual and avid gamers alike with a dedicated online game community – activegaming.com.

License Agreement with Electronic Arts

QMotions entered into a license and distribution agreement (the “License Agreement”) with Electronic Arts Inc. (“EA”) dated October 1, 2007 pursuant to which QMotions granted EA the non-exclusive right to acquire, market and distribute in North America QMotions products including the QMotions Xboard for Sony Playstation 2.

Vendor Agreement with RadioShack Corporation

Pursuant to a Vendor Agreement dated July 12, 2007 between QMotions and RadioShack Corporation (“RadioShack”), RadioShack agreed to market and distribute the products of QMotions thorough its network of dealer/franchise outlets and on RadioShack’s Internet website. Under the terms of the agreement, RadioShack agreed to pay QMotions for all products delivered to RadioShack pursuant to a product order by RadioShack at the lowest of the prices set in the applicable purchase order or QMotions invoice for the products. Also under the terms of the agreement, RadioShack may in its discretion provide QMotions with a six month forecast of their expected demand for products which QMotions agrees to comply with. QMotions agreed that all products sold to RadioShack would have a customer warranty of not less than 90 days. The agreement is for a term of one year and automatically renews for additional one year terms unless terminated by either party in accordance with the terms of the agreement.

The summary of the foregoing is qualified in its entirety by reference to the License Agreement and Vendor Agreement , which are included as exhibits to this Current Report.

Competitive Business Conditions And The Small Business Issuer's Competitive Position In The Industry And Methods Of Competition

QMotions’ business is highly competitive in nature. The Company competes with other businesses in various categories including video game controllers and online games portals. Depending on the product line, the Company competes with others for retail shelf space, human resources, investment capital, strategic alliances and many other resources.

Sources And Availability Of Raw Materials And Principal Suppliers

As an early-stage company, QMotions is currently reliant upon a small number of suppliers to whom it outsources its manufacturing needs. Management plans to reduce such dependency by expanding the Company’s supply channels.

Intellectual Property And Patent Protection

At present, QMotions has the following pending and registered patents and trademarks:

QMotions Patents

Title of Invention:	Country:	Status:	Application No.	Filing Date:
BASEBALL SIMULATION DEVICE	US	Published	11/326097	1/4/2006	-
BASEBALL SIMULATION DEVICE	US	Closed	60/641391	1/4/2005
BASEBALL SIMULATION DEVICE	WO	Published	PCT/US2005/047061	12/28/2005
BASEBALL SIMULATION DEVICE	TW	Pending	95100303	1/4/2006	-
SYSTEM AND METHOD FOR INTERFACING A SIMULATION DEVICE WITH A GAMING DEVICE (Claims directed to interfacing of a fitness device with a gaming device, and the general concept of over-riding controller signals.)	US	Pending	11/433066	5/12/2006	-
SYSTEM AND METHOD FOR INTERFACING A SIMULATION DEVICE WITH A GAMING DEVICE (Claims directed to the general over-riding feature, fitness device, and the board.)	US	Pending	11/433047	5/12/2006	-
SYSTEM AND METHOD FOR INTERFACING FITNESS DEVICE WITH GAMING DEVICE	US	Closed	60/681112	5/13/2005
INPUT SYSTEM AND METHOD	US	Published	10/741308	12/19/2003	-
INPUT SYSTEM AND METHOD	US	Published	10/957338	10/01/2004

Title of Invention:	Country:	Status:	Application No.	Filing Date:
INPUT SYSTEM AND METHOD	WO	Abandoned	PCT/US2004/032224	10/1/2004
INPUTS SYSTEM AND METHOD	TW	Pending	93130033	10/04/2004
SIMULATION DEVICE FOR BOARDING SPORT GAMES	US	Pending	60/771963	2/9/2006	-
GOLF TRAINING SIMULATION CONTROLLER DEVICE	US	Unfiled			-
SYSTEMS AND METHODS FOR WIRELESS SENSORS FOR ELECTRONIC GAMING	US	Pending	60/871,573	12/22/2006
SYSTEMS AND METHODS FOR USER MOVEMENT PATTERN RECOGNITION FOR ELECTRONIC GAMING	US	Unfiled
Wireless body-worn sensors (Undergoing conflict check as of 11-7-06) for possible provisional application.

List of Pending and Registered Trademarks

U.S. Trademarks	Serial No.	Registration No.	Classes	Status
QMOTIONS	78730255	3148406	9, 28	Registered: 9/26/2006
QMOTIONS logo	78731067	3148426	9, 28	Registered: 9/26/2006
QMOTIONS- XBOARD	78837694		28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance Issued: 7/24/2007 First Request for Extension of Time to File a Statement of Use filed and approved.
QMOTIONS- XBOARD	78979482		9	Filing Date: 3/16/2006 Statement of Use Filed: 10/26/2007 Statement of Use accepted and

U.S. Trademarks	Serial No.	Registration No.	Classes	Status
				approved for registration
QMOTIONS- FUNFITNESS	78837697		28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance issued: 7/24/2007 First Request for Extension of Time to File Statement of Use has been filed and approved.
QMOTIONS- FUNFITNESS	78979483		9	Filing Date: 3/15/2006 Statement of Use Filed: 10/26/2007 Statement of Use accepted and approved for registration
QMOTIONS	78730255	3148406	9, 28	Registered: 9/26/2006
QMOTIONS logo	78731067	3148426	9, 28	Registered: 9/26/2006
QMOTIONS- XBOARD	78837694		28	Filing Date: 3/15/2006 Intent to Use Notice of Allowance Issued: 7/24/2007 First Request for Extension of Time to File a Statement of Use filed and approved.
QMOTIONS- XBOARD	78979482		9	Filing Date: 3/16/2006 Statement of Use Filed: 10/26/2007

U.S. Trademarks	Serial No.	Registration No.	Classes	Status
				Statement of Use accepted and approved for registration
QMOTIONS- FUNFITNESS	78837697	28		Filing Date: 3/15/2006 Intent to Use Notice of Allowance issued: 7/24/2007 First Request for Extension of Time to File Statement of Use has been filed and approved.

Community Trademarks	International Registration No.	Classes	Status
QMOTIONS	000892748	9, 28	Opposition Matter No. B 1130824 Pending Extension of Cooling-Off Period expires: 7/22/2009
QMOTIONS	000892749	9, 28	Opposition Matter No. B1130832 Pending Extension of Cooling-Off Period expires 7/22/2009

Government Approval And Regulations

The Company is subject to regulations in the United States by the FCC. FCC rules permit the operation of unlicensed devices that radiate radio frequency (RF) emissions if the manufacture complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labelling requirements. An independent, FCC-certified testing lab has verified that the Company’s Xboard PS2, Golf PC, and PS2 to PC Converter Cable product comply with FCC technical requirements for 47 CFR Part 15 Class B devices.

In Europe and other overseas markets, the Company’s products are subject to safety and RF emissions regulations adopted by the European Union (EU). The Company has received final Conformite Europeene (CE) certification on its Xboard PS2, and PS2 to PC Converter Cable product, which is required for the Company to freely market this product within the EU.

RoHS

The RoHS Directive, "the restriction of the use of certain hazardous substances in electrical and electronic equipment" bans the placing on the EU and California USA markets of new electrical and electronic equipment containing more than agreed levels of lead, cadmium, mercury, hexavalent chromium, polybrominated biphenyl (PBB) and polybrominated diphenyl ether (PBDE) flame retardants. Xboard PS2 and PS2 to PC Converter Cable products sold by Qmotions have been tested by an independent lab and found in complete compliance with the requirements of California RoHs Proposition 65 and EU RoHs requirements.

ASTM

Due to the marketing of the Xboard product to children 8 years of age and older the Company has had its Xboard PS2 and PS2 to PC Converter Cable tested in independent labs and was found in compliance with the following CFR and ASTM standards for children age 8 and above:

  16 CFR (Code of Federal Regulations) 1500.48/ ASTM (American Society for Testing and Materials) F963-03 Section 4.9 Standard Consumer Safety Specification for Toy Safety Sharp Points Requirements.

  16 CFR (Code of Federal Regulations) 1500.49/ ASTM (American Society for Testing and Materials) F963-03 Section 4.7 Standard Consumer Safety Specification for Toy Safety Sharp Edges Requirements.

  16 CFR (Code of Federal Regulations) 1500.19 / ASTM (American Society for Testing and Materials) F963-03 Section 5 Standard Consumer Safety Specification for Toy Safety Labeling Requirements.

  16 CFR (Code of Federal Regulations) 1500.19/ ASTM (American Society for Testing and Materials) F963-03 Section 7 Standard Consumer Safety Specification for Toy Safety Producer Requirements.

  16 CFR (Code of Federal Regulations) 1500.44/ ASTM (American Society for Testing and Materials) F963-03 Standard Consumer Safety Specification for Toy Safety Flammability Requirements.

  16 CFR (Code of Federal Regulations) 1303/ ASTM (American Society for Testing and Materials) F963- 03 Section 4.3.5.1 Standard Consumer Safety Specification for Toy Safety Total Lead Content Test Requirements and US Consumer Product Safety Commission's CPSC 16 CRF 1303 Total Lead Contents Requirements

Research And Development

During the nine months ended September 30, 2007 and the year ended December 31, 2006 QMotions spent $141,013 and $160,400, respectively, on research and development activities. In 2006, research and development activities were primarily focused on the development of the QMotions-Xboard and the QMotions-Active Exercise. In 2007, research and development activities were primarily focused on continued development of the QMotions-Active Exercise, as well as, several unannounced future products.

Employees

As of the Closing Date QMotions had 10 full-time employees and currently has good employee relations. We anticipate that we will hire additional key staff throughout 2008 in areas of administration/accounting, business development, operations, sales/marketing, and research/development.

Reports to security holders

We file reports with the Securities and Exchange Commission annual reports, quarterly reports as well as other information we are required to file pursuant to securities laws. You may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which is http://www.sec.gov.

Risk Factors

     We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

     We are in our early stages of development and face risks associated with a new company in a growth industry. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or the profits we anticipate in the future.

     We will need substantial additional financing in the future to continue operations.

     Our ability to continue present operations will be dependent upon our ability to obtain significant external funding. Additional sources of funding have not been established. We are exploring various financing alternatives. There can be no assurance that we will be successful in securing such financing at acceptable terms, if at all. If adequate funds are not available from the foregoing sources, or if we determine it to otherwise be in our best interests, we may consider additional strategic financing options, including sales of assets.

     We will rely on third-party suppliers and manufacturers to provide raw materials for and to produce our products, and we will have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

     Substantially all of our products will be manufactured by unaffiliated manufacturers. We may not have any long-term contracts with our suppliers or manufacturing sources, and we expect to compete with other companies for raw materials, production and import quota capacity.

     There can be no assurance that there will not be a significant disruption in the supply of raw materials from our intended sources or, in the event of a disruption, that we would be able to locate alternative suppliers of materials of comparable quality at an acceptable price, or at all. In addition, we cannot be certain that our unaffiliated manufacturers will be able to fill our orders in a timely manner. If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional supplies of raw materials or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing or raw material sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

     In addition, there can be no assurance that our suppliers and manufacturers will continue to provide raw materials and to manufacture products that are consistent with our standards. We may receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs. In addition, because we do not control our manufacturers, products that fail to meet our standards or other unauthorized products could end up in the marketplace without our knowledge, which could harm our reputation in the marketplace.

     We depend on our management. If we fail to retain key personnel, our business could be adversely affected.

     There is competition for qualified personnel in the areas in which we operate. The loss of existing personnel or the failure to recruit additional qualified managerial, technical and sales personnel, as well as expenses in connection with hiring and retaining personnel could adversely affect our business. We also depend upon the performance of our executive officers and key employees in particular, Messrs. Amro A. Albanna, Dale L. Hutchins, and Randolph K. Geissler. Although we have entered into employment agreements with Messrs. Hutchins and Albanna, the loss of either of these individuals could have a material adverse effect upon us. In addition, we have not obtained “key man” life insurance on the lives of Messrs. Hutchins and Albanna.

     Risks Related to our Business

     We operate in a competitive industry and continue to be under the pressure of eroding gross profit margins, which could have a material adverse effect on our business.

     The market for the products we intend to develop is very competitive and subject to rapid technological change. The prices for our intended products tend to decrease over their life cycle, which can result in decreased gross profit margins for us. There is also substantial and continuing pressure from customers to reduce their total cost for products. We expend substantial amounts on the value creation services required to remain competitive, retain existing business, and gain new customers, and we must evaluate the expense of those efforts against the impact of price and margin reductions. If we are unable to effectively compete in our industry or are unable to maintain acceptable gross profit margins, our business could be materially adversely affected.

     Products developed by us may be found to be defective and, as a result, warranty and/or product liability claims may be asserted against us, which may have a material adverse effect on the company.

     We may face claims for damages as a result of defects or failures in our present or future products. Our ability to avoid liabilities, including consequential damages, may be limited as a result of differing factors, such as the inability to exclude such damages due to the laws of some of the countries where we do business. Our business could be materially adversely affected as a result of a significant quality or performance issue in the products developed by us, if we are required to pay for the damages that result.

     Products developed by us require proprietary protection

     We seek to protect our products through tradenames, trademarks, copyrights and licenses. Despite the efforts of the Company to protect and maintain its proprietary rights, there can be no assurance that the Company will be successful in doing so or that the Company’s competitors will not independently develop or patent products that are substantially equivalent or superior to the Company’s products.

     Infringement Could Lead to Costly Litigation and/or the Need to Enter into License Agreements, Which May Result in Increased Operating Expenses

     Existing or future infringement claims by or against us may result in costly litigation or require us to license the proprietary rights of third parties, which could have a negative impact on our results of operations, liquidity and profitability.

     We believe that our proprietary rights do not infringe upon the proprietary rights of others. As the number of products in the industry increases, we believe that claims and lawsuits with respect to infringement may also increase. We cannot guarantee that future infringement claims will not occur or that they will not negatively impact our ability to develop, publish or distribute our products.

     Our business is highly dependent on the success and availability of video game hardware systems manufactured by third parties, as well as our ability to develop commercially successful products for these systems.

     We derive most of our revenue from the sale of active game controllers for the PC, Microsoft Xbox, Sony PlayStation consoles, and online game community. The success of our business is driven in large part by the commercial success and adequate supply of these video game hardware systems, our ability to accurately predict which systems will be successful in the marketplace, and our ability to develop commercially successful products for these systems. We must make product development decisions and commit significant resources well in advance of anticipated product ship dates. A platform for which we are developing products may not succeed or may have a shorter life cycle than anticipated. If consumer demand for the systems for which we are developing products are lower than our expectations, our revenue will suffer, we may be unable to fully recover the investments we have made in developing our products, and our financial performance will be harmed. Alternatively, a system for which we have not devoted significant resources could be more successful than we had initially anticipated, causing us to miss out on meaningful revenue opportunities.

     Our industry is cyclical and is beginning its next cycle. During the transition, consumers may be slower to adopt new video game systems than we anticipate, and our operating results may suffer and become more difficult to predict.

     Video game hardware systems have historically had a life cycle of four to six years, which causes the video game software market to be cyclical as well. Microsoft launched the Xbox 360 in November 2005, while Sony and Nintendo launched the PLAYSTATION 3, respectively, in November 2006. We have continued to market new products for prior-generation video game systems such as the PlayStation 2 while also making significant investments in products for the new systems. As the prior-generation systems reach the end of their life cycle and the installed base of the new systems continues to grow, our sales of video games for prior-generation systems will continue to decline as (1) we produce fewer products for prior-generation systems, (2) consumers replace their prior-generation systems with the new systems, and/or (3) consumers defer game software purchases until they are able to purchase a new video game hardware system. This decline in prior-generation product sales may be greater than we anticipate, and sales of products for the new platforms may be lower than we anticipate. Moreover, we expect development costs for the new video game systems to be greater on a per-product basis than development costs for prior-generation video game systems. As a result of these factors, during the next several quarters, we expect our operating results to be more volatile and difficult to predict, which could cause our stock price to fluctuate significantly.

     If we do not consistently meet our product development schedules, our operating results will be adversely affected.

     Our business is highly seasonal, with the highest levels of consumer demand and a significant percentage of our sales occurring in the December quarter. In addition, we intend to release certain of our products in conjunction with specific events, such as the release of a related movie or the beginning of a sports season or major sporting event. If we miss these key selling periods for any reason, including product delays or delayed introduction of a new platform for which we have developed products, our sales will suffer disproportionately. Likewise, if a key event to which our product release schedule is tied were to be delayed or cancelled, our sales would also suffer disproportionately. Our ability to meet product development schedules is affected by a number of factors, including the creative processes involved, the coordination of large and sometimes geographically dispersed development teams required by the increasing complexity of our products and the platforms for which they are developed, and the need to fine-tune our products prior to their release. In the future, any failure to meet anticipated production or release schedules would likely result in a delay of revenue and/or possibly a significant shortfall in our revenue, harm our profitability, and cause our operating results to be materially different than anticipated.

     Our earnings vary significantly and are materially affected by releases of popular products and, accordingly, may not necessarily reflect the seasonal patterns of the industry as a whole. We expect that operating results will continue to fluctuate significantly in the future. See “Fluctuations in Quarterly Operating Results Lead to Unpredictability of Revenue and Earnings” below.

     Our business is intensely competitive and “hit” driven. If we do not continue to deliver “hit” products and services or if consumers prefer our competitors’ products or services over our own, our operating results could suffer.

     Competition in our industry is intense and we expect new competitors to continue to emerge in the United States and abroad. While many new products and services are regularly introduced, only a relatively small number of “hit” products accounts for a significant portion of total revenue in our industry. Hit products or services offered by our competitors may take a larger share of consumer spending than we anticipate, which could cause revenue generated from our products and services to fall below expectations. If our competitors develop more successful products or services, offer competitive products or services at lower price points or based on payment models perceived as offering a better value proposition (such as pay-for-play or subscription-based models), or if we do not continue to develop consistently high-quality and well-received products and services, our revenue, margins, and profitability will decline.

     Technology changes rapidly in our business and if we fail to anticipate or successfully implement new technologies or the manner in which people play our games, the quality, timeliness and competitiveness of our products and services will suffer.

     Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses.

     Our business is subject to risks generally associated with the entertainment industry, any of which could significantly harm our operating results.

     Our business is subject to risks that are generally associated with the entertainment industry, many of which are beyond our control. These risks could negatively impact our operating results and include: the popularity, price and timing of our games and the platforms on which they are played; economic conditions that adversely affect discretionary consumer spending; changes in consumer demographics; the availability and popularity of other forms of entertainment; and critical reviews and public tastes and preferences, which may change rapidly and cannot necessarily be predicted.

From time to time we may become involved in other legal proceedings which could adversely affect us.

     We are currently not party to any legal proceedings, however, we may become from time to time, subject to legal proceedings, claims, litigation and government investigations or inquiries, which could be expensive, lengthy, and disruptive to normal business operations. In addition, the outcome of any legal proceedings, claims, litigation, investigations or inquiries may be difficult to predict and could have a material adverse effect on our business, operating results, or financial condition.

     Acquisitions, investments and other strategic transactions could result in operating difficulties, dilution to our investors and other negative consequences.

     It is our current intention to engage in and evaluate a wide array of potential strategic transactions, including acquisitions of companies, businesses, intellectual properties, and other assets. As of the date of filing of this Current Report we have not yet identified any such strategic transactions. Any of these strategic transactions could be material to our financial condition and results of operations. In our search for opportunities to engage in strategic transactions, we may not be successful in identifying suitable opportunities. We may not be able to consummate potential acquisitions or investments or an acquisition or investment may not enhance our business or may decrease rather than increase our earnings. In addition, the process of integrating an acquired company or business, or successfully exploiting acquired intellectual property or other assets, could divert a significant amount of our management’s time and focus and may create unforeseen operating difficulties and expenditures. Additional risks we may face include:

  The need to implement or remediate controls, procedures and policies appropriate for a public company in an acquired company that, prior to the acquisition, lacked these controls, procedures and policies,

  Cultural challenges associated with integrating employees from an acquired company or business into our organization,
  Retaining key employees from the businesses we acquire,
  The need to integrate an acquired company’s accounting, management information, human resource and other administrative systems to permit effective management, and

     Future acquisitions and investments could involve the issuance of our equity securities, potentially diluting our existing stockholders, the incurrence of debt, contingent liabilities or amortization expenses, write-offs of goodwill, intangibles, or acquired in-process technology, or other increased expenses, any of which could harm our financial condition. Our stockholders may not have the opportunity to review, vote on or evaluate future acquisitions or investments.

     Fluctuations in Quarterly Operating Results Lead to Unpredictability of Revenue and Earnings

     The timing of the release of new video game hardware and software can cause material quarterly revenue and earnings fluctuations. A significant portion of revenue in any quarter may be derived from sales of new products introduced in that quarter or shipped in the immediately preceding quarter. If we are unable to begin volume shipments of a significant new product during the scheduled quarter our revenue and earnings will be negatively affected in that period. In addition, because a majority of the unit sales for a product typically occur in the first thirty to one hundred twenty days following its introduction, revenue and earnings may increase significantly in a period in which a major product is introduced and may decline in the following period or in a period in which there are no major product introductions.

     Quarterly operating results also may be materially impacted by factors, including the level of market acceptance or demand for products and the level of development and/or promotion expenses for a product. Consequently, if net revenue in a period is below expectations, our operating results and financial position in that period are likely to be negatively affected, as has occurred in the past.

     Our Products May Be Subject To Governmental Restrictions Or Rating Systems

     Legislation is periodically introduced at the local, state and federal levels in the United States and in foreign countries to establish a system for providing consumers with information about graphic violence and sexually explicit material contained in interactive entertainment products. In addition, many foreign countries have laws that permit governmental entities to censor the content and advertising of interactive entertainment products. We believe that mandatory government-run rating systems eventually may be adopted in many countries that are significant markets or potential markets for our products. We may be required to modify our products or alter our marketing strategies to comply with new regulations, which could delay the release of our products in those countries. Due to the uncertainties regarding such rating systems, confusion in the marketplace may occur, and we are unable to predict what effect, if any, such rating systems would have on our business. While to date such actions have not caused material harm to our business, we cannot assure you that the actions taken by certain retailers and distributors in the future, would not cause material harm to our business.

     Risks Related to our Securities

     Our common stock may be affected by limited trading volume and may fluctuate significantly.

     There has been no public market for our common stock and there can be no assurance an active trading market for our common stock will develop. This could adversely affect our shareholders’ ability to sell our common stock in short time periods or possibly at all. Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products or enhancements by us or our competitors; general conditions in the markets we serve; general conditions in the U.S. or world economy; developments in patents or other intellectual property rights; the performance of our eligible portfolio companies; and developments in our relationships with our customers and suppliers. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

     Our common stock is traded on the "Over-the-Counter Bulletin Board," which may make it more difficult for investors to resell their shares due to suitability requirements.

     Our common stock is currently quoted for trading on Over the Counter Bulletin Board (OTCBB) under the symbol AGAC.OB where we expect it to remain in the foreseeable future. Broker-dealers often decline to trade in OTCBB stocks given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan Of Operation

Over the next twelve months, we plan to:

(a)	Raise additional capital to execute our business plans.

(b)	To penetrate the video gaming market worldwide by continuing to develop innovative game controllers and by launching an online video game portal.

(c)	Build up a network of strategic alliances with several types of companies, including game console manufactures, game publishers, game studios and other alliances in various vertical market.

(d)	Aggressively expand our direct, OEM and retail sales channels.

(e)	Fill the positions of Chief Financial Officer and other sales, administrative and engineering positions.

Cash Requirements

For the next twelve months and given that we meet our forecasted revenues, we plan to expend a total of approximately $8,647,500 in implementing our business plan of designing, manufacturing and marketing our existing and new video game controllers and the new online video game portal. In addition, we estimate our operating expenses and working capital requirements for the next twelve months as follows:

Estimated Expenses
General and Administrative	$$2,820,500
Sales and Marketing	$$2,817,000
Research and Development	$$3,010,000
Total	$$8,647,500

Our estimated expenses over the next twelve months are broken down as follows:

1.

General Administration. We anticipate spending approximately $2,820,500 on general and administration costs in the next twelve months. These costs are expected to consist primarily of payroll, public company expenses, professional fees, insurance, warehousing/storage.

2.

Sales and Marketing. We anticipate that we may spend up to $2,817,000 in the next twelve months in the sales and marketing of our game controllers and online game portal. This amount reflects our commitment to invest in promotional activities for our future products.

3.

Research and Development. We anticipate spending approximately $3,010,000 on research and development. We plan to employ a number of engineers to expedite the development of our next generation controllers and next generation online video game portal.

QMotions, Inc. Summary Financial Information

QMotions financial information as of and for the years ended December 31, 2006 and December 31, 2005, and as of and for the nine months ended September 30, 2007 is summarized below:

	As at Dec. 31, 2006 (Audited) ($)	As at Dec. 31, 2005 (Audited) ($)	Sept. 30, 2007 (Unaudited) ($)
Balance Sheet Information
Total Assets	405,911	524,072	647,246
Liabilities	2,349,426	1,544,042	3,698,706
Total Stockholders’ Equity (Deficit)	(1,943,515)	(1,019,970)	(3,051,460)
Statement of Operations and Statement of Cash Flows Information	For the year ended Dec 31, 2006 (Audited) ‘ ($)	For the year ended Dec 31, 2005 (Audited) ($)	For the nine months ended Sept. 30, 2007 (unaudited) ($)
Sales	150,065	192,767	84,294
Cost of Sales	402,700	396,999	235,680
Expenses	1,376,961	1,489,772	1,052,930
Net Loss for the Period	(1,573,545)	(1,702,243)	(1,207,975)
Cash provided by (used in) Operating Activities	(1,782,961)	(1,021,604)	(1,176,509)
Cash provided by (used in) Investing Activities	(13,096)	(14,470)	(2,393)
Cash provided by (used in) Financing Activities	1,584,427	1,229,933	1,418,827

Liquidity and Capital Resources

As of January 7, 2008, our cash balance is approximately $137,315. Cash on hand is currently our only source of liquidity. The ability of our company to meet our financial liabilities and commitments is primarily dependent upon the continued issuance of equity to new shareholders, and our ability to achieve and maintain profitable operations. Management believes that our company's cash and cash equivalents and cash flows from operating activities will not be sufficient to meet our working capital requirements for the next twelve month period. We project that we will require an estimated additional $10,000,000 over the next twelve month period to fund our operating cash shortfall. Our company plans to raise the capital required to satisfy our immediate short-term needs and additional capital required to meet our estimated funding requirements for the next twelve months primarily through the private placement of our equity securities. There are no assurances that we will be able to obtain funds required for our continued operation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful and sufficient market acceptance of our products and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recent Private Placements

On January 8, 2008, we closed a private placement to four subscribers consisting of 2,000,000 units of our securities at a price of $1.25 per unit for aggregate proceeds of $2,500,000. Each unit consists of (i) one common share, (ii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of 24 months commencing from the closing of the private placement, at an exercise price of $1.50 per common share. Proceeds of the offering are intended to be used for working capital to meet continued operating expenses. The private placement was conducted in an offshore transactions relying on Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons, as defined in Regulation S. No directed selling efforts were made in the United States by Actiga, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We implemented the applicable offering restrictions required by Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is deemed by our management to be material to investors.

Critical Accounting Policies

We have identified certain accounting policies, described below, that are the most important to the portrayal of our current financial condition and results of operations.

Revenue recognition

The Company recognizes revenue in accordance with the provision of the Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 104 which establishes guidance in applying generally accepted accounting principles to revenue recognition in financial statements. SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

The Company has entered into consigned inventory agreements with several customers. For products shipped under consigned inventory agreements, the Company recognizes revenue when the customer notifies the Company that they have taken possession of the product from the consigned inventory and all other criteria stated above have been met.

Research and development

All costs of research and development activities are expensed as incurred.

Description of Property

The Company presently leases approximately 1500 square feet of shared commercial office space in Riverside, California. The term of this lease is month to month at a fee of $3,300 per month. The Company is currently planning to use this space until such a time that Management has fully evaluated the square footage that it needs on a go forward basis. At that time, the company will secure a longer-term arrangement at a different, non-shared, location in the Riverside area.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock known by us to be owned beneficially as of January 16, 2008 by: (i) each person (including any group) that owns more than 5% of any class of the voting securities of our company; (ii) each director and officer of our company; and (iii) directors and officers as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown. The address for all directors and officers, unless otherwise indicated, is 871 Marlborough Avenue, Suite 100, Riverside CA 92507.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class (1) (2)
Amro A. Albanna Chairman, CEO, Treasurer and Director	Common Stock	19,489,950(3) Direct	42.1%
Dale L. Hutchins President, Secretary and Director	Common Stock	1,508,000(4) Direct	3%
Randolph K. Geissler Director	Common Stock	2,193,570 Direct	4.7%
Steve Bajic Director	Common Stock	1,000,000 Direct	2.2%
Directors and Officers (as a group; four individuals)	Common Stock	24,191,520 Direct	50.7%
5% Stockholders
Amro A. Albanna Chairman, CEO and director 871 Marlborough Avenue, Suite 100, Riverside CA 9250	Common Stock	19,489,950(3) Direct	42.1%
Notes
(1)

Regulation S-B under the Exchange Act, defines a beneficial owner of a security as any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 16, 2008.

	(2)	Based upon 46,230,000 issued and outstanding shares of common stock as of January 16, 2008.
	(3)	Represents 19,489,949 of our shares of common stock registered in the name of Albanna Family Trust. Mr. Albanna has voting and investment power over the shares of Actiga held by Albanna Family Trust.
(4)

Represents 1,508,000 shares of Actiga common stock acquirable on exercise of share purchase options issued to Mr. Hutchins on January 9, 2008, pursuant to the Merger Agreement with QMotions, at an exercise price of $0.14 and an expiry date of January 9, 2018.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information regarding our current and proposed executive officers and directors:

			Served as a
			Director and
Name	Age	Position with the Company	Officer Since
Amro A. Albanna	38	Chairman, CEO, Treasurer & Director (1)	Officer since January 14, 2008
Dale L. Hutchins	44	President, Secretary & Director (1)	Officer since
			January 14, 2008

			Served as a
			Director and
Name	Age	Position with the Company	Officer Since
Randolph K. Geissler	47	Director (1)	-
Steve Bajic	37	Director	October 10, 2007
Notes
	(1)	Dale Hutchins, Randolph Geissler, and Amro Albanna, the nominees of QMotions, were appointed to the board of QMotions on January 14, 2008 following the entry into the Merger Agreement. The appointment of above noted nominees is to be effective 10 days following the mailing of a Schedule 14-F-1 to the stockholders of Actiga.

Amro A. Albanna – Chairman, CEO, Treasurer & Director

Amro Albanna is the founder and CEO of QMotions Inc. He is an entrepreneur and hands-on executive who directs the creation of innovative products for the motion video games market. Previously, Mr. Albanna served as an officer of Digital Angel Corp. (AMEX: DOC), President of Digital Angels Wireless and GPS division and Founder and President of Timely Technology Corp. Earlier experiences includes years as a systems engineering consultant for companies in a range of industries including retail, insurance and finance. In addition, Mr. Albanna is a member of the USC Trojans CEO Forum, Advisory Board Member of California State University Santa Bernardino Center for Entrepreneurship and a Founding Member of Riverside CEO Forum. He is Ernst and Young Entrepreneur of the Year Finalist for 1999 and 2000, CSUSB’s Distinguished Alumni of Year in 2003 and University of California, Riverside’s HEBC Success Story. He holds a Bachelor of Science degree in Business Administration with concentration in Computer Information Systems from California State University, San Bernardino.

Dale L. Hutchins, President, Secretary and Director

Dr. Hutchins is the President and Secretary of the company. Prior to joining the company Hutchins most recently served as the Chief Administrative Officer and Executive Vice President of Digital Angel Corporation (AMEX:DOC) and the President and CEO of Medical Advisory Systems, Inc. (AMEX:DOC subsidiary) Hutchins has also served as the President and Chief Operating Officer of Digital Angel Medical Systems. Prior to this, he served as the Executive Vice President and Chief Operating Officer of Medical Advisory Systems, Inc. (MAS) (AMEX:DOC/OTCBB:MEAS). MAS provided worldwide medical services and pharmaceutical distribution for more than 20 years and was the public predecessor of Digital Angel Corporation (merger in March 2002). In addition to this, Hutchins has served as the entrepreneurial principal or in an executive management capacity for several successful private companies. He has held directorships for a number of private, public, civic and charitable boards.

Randolph K. Geissler, Director

Randolph Geissler currently is the Principal of Brookwood Technology Holdings Company. Through this entity, he specializes in investing in and managing companies involved in veterinary science, artificial antibodies, and active game hardware and software technology. His purpose is to selectively invest in technologies and companies and then be instrumental in the strategic development of those technologies and companies. Mr. Geissler has over 15 years of experience as CEO and served as Chief Executive Officer and President of Digital Angel Corporation (Amex: DOC) from March 2000 until September 2003. Prior to joining Digital Angel Corporation in 2000, Mr. Geissler served as Chief Executive Officer of Destron Fearing Corporation (NASDAQ: DFCO), a company that he founded in 1993 via the merger of his private company, Fearing Manufacturing, with Destron. This merger propelled the implantable electronic microchip into a worldwide success in the animal empire. Geissler also was President and Chief Executive Officer of Fearing. He has held Directorships on several public and private company boards.

Steve Bajic, Director

Mr. Bajic has been President of LF Ventures Inc., a private company offering financial and business consulting services to public and private companies, for over 13 years. He has raised capital for numerous companies at all stages of development and has held various officer and director positions of both US and Canadian public and private companies. Mr. Bajic is currently a director, Chief Financial Officer, and Secretary of Providence Capital Corp. and a director and Chief Executive Officer of Sieger Capital Management Ltd. both of which are capital pool companies listed on the TSX Venture Exchange (“TSXV”). He has served as a director of Navasota Resources Ltd. since 2006 and the Vice-President of Investor Relations for Cassidy Gold Corp. since 1999, both junior resource exploration companies listed on the TSXV. Since 2006, Mr. Bajic has been the President and a director of Pan American Gold Corporation, a junior resource exploration company whose securities are quoted on the OTC Bulletin Board. Mr. Bajic received a Financial Management Diploma from the British Columbia Institute of Technology in 1994

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

     Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid or accrued to our named executive officers, as that term is defined in Item 402(a)(2) of Regulation S-B, and to our sole director, during the fiscal year ended June 30, 2007.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steve Bajic (1) Director (former President, Secretary and Treasurer)	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Maria Estrada(2) (Former Secretary and Treasurer)	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Tamara Huculak(2) (Former President)	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Notes
(1)	Steve Bajic resigned from his positions as officer of our company on January 14, 2008.
(2)	Maria Estrada and Tamara Huculak resigned from their respective offices on October 11, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of our latest fiscal year end (June 30, 2007.)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards : Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards : Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Steve Bajic	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

As of the end of the fiscal year 2007, we had no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer. Notwithstanding the preceding section, Employment Agreements between Company and Amro Albanna and Company and Dale Hutchins which were assumed by the Company upon the Merger provided for remuneration in the event of termination of employment under certain circumstances as more fully described in those agreements. The agreements are attached hereto as Exhibits 10.7 and 10.8.

Stock Options/SAR Grants

There were no grants of stock options or stock appreciation rights to any officers, directors, consultants or employees of our company during the fiscal year ended June 30, 2007.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values

There were no stock options outstanding as at June 30, 2007.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year ended June 30, 2007.

We have no present formal plan for compensating our directors for their service in their capacity as directors, although in the future, such directors are expected to receive compensation and options to purchase shares of common stock as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Other than indicated in this annual report, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

Report on Executive Compensation

Our compensation program for our executive officers is administered and reviewed by our board of directors. Historically, executive compensation consists of a combination of base salary and bonuses. Individual compensation levels are designed to reflect individual responsibilities, performance and experience, as well as the performance of our company. The determination of discretionary bonuses is based on various factors, including implementation of our business plan, acquisition of assets, development of corporate opportunities and completion of financing.

EQUITY COMPENSATION PLANS

On January 10, 2008, our board of directors adopted our 2008 Incentive Stock Option Plan (the “Plan”). Under the Plan, options to acquire shares of common stock and issuance of shares of common stock underlying options may be granted to directors, officers, consultants and employees of QMotions. A total of 6,000,000 common shares are authorized for issuance under our the Plan. The Plan is administered by our Board of Directors or by a committee of two or more non-employee directors appointed by our Board of Directors (the "Plan Administrator"). Subject to the provisions of the Plan, the Plan Administrator has full and final authority to grant the awards of stock options and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto. Pursuant to the Plan, Company can issue Options, Restricted Stock Awards, SAR Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit SAR or Restricted Stock Award to Consultants or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise. Options granted under the Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code of 1986, as amended, (the "Code"), or nonqualified stock options or restricted shares.

All of the QMotions employees and members of our Board of Directors are eligible to be granted options. Individuals who have rendered or are expected to render advisory or consulting services to us are also eligible to receive options. The exact terms of the option granted are contained in an option agreement between us and the person to whom such option is granted.

In connection with the Merger Agreement, on January 9, 2008 we issued an aggregate of 3,770,000 options to employees of QMotions as follows: (i) 1,508,000 options to Dale Hutchins exercisable at a price of $0.14 per share until January 9, 2018; (ii) 1,508,000 options to David Addington at a price of $0.14 per share until January 9, 2018;

and (iii) 754,000 options to Xuejan Tan exercisable at a price of $0.14 per share until January 9, 2018. The exercise price of the Options was determined as the equivalent of the fair market value of shares of common stock of QMAC at the time of Closing of the Merger, under the terms as set forth in Exhibit 10.10.

The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all previous equity compensation plans not previously approved by stockholders, as of the most recently completed fiscal year.

EQUITY COMPENSATION PLAN INFORMATION AS AT JUNE 30, 2007

Number of securities
remaining available for
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	Nil	N/A	N/A
Equity Compensation Plans not approved by security holders	Nil	N/A	N/A
Total	Nil	N/A	N/A

Employment Contracts

Other than as described below, we are not party to any employment contracts with our officers and directors. Pursuant to the terms of our Merger Agreement with QMotions we agreed to assume the following employment agreements of QMotions:

1.

Dale Hutchins Employment Agreement. Pursuant to an employment agreement dated December 15, 2007 we agreed to employ Mr. Hutchins to serve as the Company’s president and perform such duties and responsibilities customarily associated with such position, in consideration of which we agreed to pay a base salary of $90,000 per year which increases to $220,000 per year in the event the Company concludes a financing with third party investors for gross proceeds in excess of $2,999,999. Mr. Hutchins is also entitled to a discretionary bonus based on the overall performance of the Company in the board’s discretion. The agreement is for a term commencing December 15, 2007 and terminating on December 31, 2010 and automatically renews for a period of two years unless terminated by either party during October, 2010. In the event the agreement is terminated due to a change of control of the Company (as defined in the employment agreement) Mr. Hutchins is entitled to a payment of his then current salary for the greater of: (i) twelve months; or (ii) the remaining term or renewal term of the agreement.

2.

Amro Albanna Employment Agreement. Pursuant to an employment agreement dated December 15, 2007 we agreed to employ Mr. Albanna to serve as the Company’s chief executive officer and perform such duties and responsibilities customarily associated with such position, in consideration of which we agreed to pay a base salary of $120,000 per year which increases to $250,000 per year in the event the Company concludes a financing with third party investors for gross proceeds in excess of $2,999,999. Mr. Albanna is also entitled to a discretionary bonus based on the overall performance of the Company in the board’s discretion. The agreement is for a term commencing December 15, 2007 and terminating on December 31, 2010 and automatically renews for a period of two years unless terminated by either party during October, 2010. In the event the agreement is terminated due to a change of control of the Company (as defined in the employment agreement) Mr. Albanna is entitled to a payment of his then current salary for the greater of: (i) twelve months; or (ii) the remaining term or renewal term of the agreement.

DIRECTOR INDEPENDENCE

Except as disclosed herein, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or 1% of the average our total assets at year-end for the last three completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Board Meetings and Committees

Our board of directors held no formal meetings during the 12 month period ended June 30, 2007. All proceedings of the board of directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the by-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believe that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors. The directors who perform the functions of auditing, nominating and compensation committees are not independent because they are also officers of our company.

Legal Proceedings

We are not aware of any legal proceedings in which any director or officer, any proposed director or officer or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company, or any affiliate of any such director or officer, proposed director or officer or security holder, is a party adverse to our company or has a material interest adverse to our company.

DESCRIPTION OF SECURITIES

As of January 16, 2008, our authorized capital stock consists of 100,000,000 shares of common stock with a par value of $0.001 and no shares of preferred stock. As of January 16, 2008, 46,230,000 shares of our Common Stock were issued and outstanding.

Common Stock

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our articles of incorporation, or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

We are not authorized to issue preferred stock.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In the United States, our common shares are quoted for trading on the OTC Bulletin Board under the symbol “AGAC.” Our common shares were initially approved for quotation on the OTC Bulletin Board on July 23, 2007 under the symbol “PPYZ”, however, the first trade has not yet occurred.

As of January 16, 2008, we have 29 registered stockholders and 46,230,000 shares issued and outstanding.

The Nevada Agency and Trust Company, 50 Liberty Street, Suite 880, Reno, Nevada 89501 (Telephone: 775.322.0626; Facsimile 775.322.5623) is the registrar and transfer agent for our common shares.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All shares of our common stock are entitled to an equal share of any dividends declared and paid.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

RECENT SALES OF UNREGISTERED SECURITIES

In January, 2008, we issued 25,230,000 shares of our common stock to 18 investors pursuant to the terms of the Merger Agreement with QMotions. The shares were issued to the QMotions Stockholders pursuant to Regulation D of the Securities Act of 1933. Each of the QMotions Stockholders represented on the Closing Date that they were an “accredited investor” as such term is defined in Regulation D of the Securities Act.

On January 8, 2008, we closed a private placement to four subscribers consisting of 2,000,000 units of our securities at a price of $1.25 per unit for aggregate proceeds of $2,500,000. Each unit consists of (i) one common share, (ii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of 24 months commencing from the closing of the private placement, at an exercise price of $1.50 per common share. Proceeds of the offering are intended to be used for working capital to meet continued operating expenses.

On February 9, 2007, 40 purchasers purchased a total of 1,000,000 units of the common stock of our company at a price of $0.05 per share for total aggregate proceeds of $50,000. Each unit consists of one common share in our common stock and one common share purchase warrant. Each warrant has an exercise price of $0.10 and an expiry date of February 9, 2009. Each warrant entitles the holder, upon exercise, to obtain one share of our company’s common stock. In total, through the private placement, we issued 1,000,000 common shares and 1,000,000 common share purchase warrants. All 1,000,000 common share purchase warrants were subsequently cancelled by the Company with the consent of each warrantholder on November 30, 2007.

All of our private placements were conducted in offshore transactions relying on Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons, as defined in Regulation S. No directed selling efforts were made in the United States by Actiga, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We implemented the applicable offering restrictions required by Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding as referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- By the stockholders;

- By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

- If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

- If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to section 78.751:

- does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action;
 - continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide for the indemnification of our directors to the fullest extent permitted under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with acting as directors of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference.

Item 5.01	Changes in Control of Registrant.

The disclosure under Item 2.01 and 5.02 of this current report on Form 8-K is hereby incorporated by reference. Other than the transactions and agreements disclosed in this Form 8-K, the Company knows of no arrangements which may result in a change in control of the Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, Amro A. Albanna, Dale L. Hutchins and Randolph K. Geissler (the “QMotions Nominees”) will be appointed to our board of directors. The appointment of the QMotions Nominees will be effective 10 days following the mailing of Actiga’s Schedule 14-F-1. Also following closing of the Merger Agreement, Amro A. Albanna was appointed as our Chairman, Chief Executive Officer and Treasurer, Dale L. Hutchins was appointed as our President and Secretary. On January 14, 2008 Steve Bajic resigned as President, Secretary and Treasurer of the Company.

Because we have acquired all of the common stock of QMotions, Inc., we are now engaged in the business of the development, manufacture, distribution, marketing and sale of motion-based controllers for video games and online video games. We have abandoned our business of franchising doggy daycare services. Accordingly, we have included in this Current Report on Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10-SB. For further details on our business, please see the section entitled “Description of Our Business” beginning on page 11 of this current report.

Item 5.06	Change in Shell Company Status

Management has determined that, as of the closing of the Merger Agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the Merger Agreement and the business of our company following the closing date.

Management has determined that, as of the closing of the Merger Agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. The material terms of the transaction are disclosed and incorporated by reference under Item 2.01 of this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Included herein as Exhibit 99.1 to this Current Report on Form 8-K are the following audited financial statements of QMotions, Inc., prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Report of Independent Registered Public Accounting Firm;
	2.	Balance Sheet as at December 31, 2006 and 2005.
	3.	Statement of Operations for the years ended December 31, 2006 and 2005.
	4.	Statements of Cash Flows for the years ended December 31, 2006 and 2005.
	5.	Statement of Shareholders Equity for the years ended December 31, 2006 and 2005.
	6.	Notes to Financial Statements.

Included herein as Exhibit 99.2 to this Current Report on Form 8-K are the following unaudited financial statements of QMotions, Inc., prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Balance Sheet as at September 30, 2007 and 2006.
	2.	Statement of Operations and Comprehensive Income for the nine month period ended September 30, 2007 and 2006.
	3.	Consolidated Statements of Cash Flows for the nine month periods ended September 30, 2007 and 2006.
	4.	Consolidated Statement of Shareholders Deficiency for the nine months period ended September 30, 2007 and 2006.
	5.	Notes to Financial Statements.

(b)	Pro forma Financial Information.

Included herein as Exhibit 99.3 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements giving effect to the merger of QMotions, Inc. with Actiga Corporation as of September 30, 2007 for balance sheet accounts and as of January 1, 2007 for the statement of operations for the nine months ended September 30, 2007, effective September 30, 2007:
1.	Unaudited Pro Forma Balance Sheet as of September 30, 2007;
2.	Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2007 and year ended December 31, 2007; and
3.	Notes to the Pro Forma Financial Statements.

(c)	Exhibits

Exhibit	Description of Exhibit
Number
10.1	Letter of Intent to Acquire dated October 24, 2007 between QMotions and Puppy Zone Enterprises
10.2	Agreement and Plan of Merger dated January 7, 2008(1)
10.3	Vendor Agreement dated July 12, 2007 between QMotions and Radio Shack
10.4	Amendment No.1 dated July 12, 2007 to Vendor Agreement between QMotions and Radio Shack
10.5	License and Distribution Agreement dated October 1, 2007 between QMotions and Electronic Arts Inc.
10.6	Advertising Services Agreement dated October 17, 2007 between QMotions and Schroepfer Wessels Jolesch LLC
10.7	Employment Agreement by and among QMotions and Dale Hutchins dated December 15, 2007
10.8	Employment Agreement by and among QMotions and Amro Albanna dated December 15, 2007
10.9	2008 Incentive Stock Option Plan
10.10	Form of Option Agreement
10.11	Assumption Agreement between QMotions, Inc. and Actiga Corporation for Employment Agreements of Hutchins and Albanna dated January 9, 2008
10.12	Debt Assignment Agreement between QMotions, Inc. and Actiga Corporation dated January 9, 2008
10.13	Debt Assignment Agreement between QMotions, Inc. and Actiga Corporation dated January 9, 2008
10.14	Form of Subscription Agreement for January 8, 2008 private placement
10.15	Form of Non-US Warrant Certificate for January 8, 2008 private placement
99.2	Audited Financial Statements of QMotions, Inc. for the years ended December 31, 2006 and 2005
99.3	Unaudited Financial Statements of QMotions, Inc. for the period ended September 30, 2007
99.4	Pro-Forma Financial Statements as at September 30, 2007
Notes:
(1)	Incorporated by Reference to the Company’s Current Report on Form 8-K dated January 11, 2008 filed with the SEC on January 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIGA CORPORATION

By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer

Date: January 17, 2008